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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of AGL Resources Inc. (the "Company") on Form S-3 of our reports dated November 5, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 5, 1997